UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2014
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of CA, Inc. (the “Company”) was held on July 30, 2014.

(b) The final voting results on the proposals presented at the meeting are set forth below.

1. Proposal 1 – Election of Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Jens Alder	347,231,790	1,811,266	2,131,426	23,953,685
Raymond J. Bromark	347,921,139	1,166,344	2,086,999	23,953,685
Gary J. Fernandes	341,650,037	7,439,319	2,085,126	23,953,685
Michael P. Gregoire	348,034,853	1,104,393	2,035,236	23,953,685
Rohit Kapoor	348,046,528	1,038,114	2,089,840	23,953,685
Kay Koplovitz	341,080,990	7,951,570	2,141,922	23,953,685
Christopher B. Lofgren	347,212,452	1,871,141	2,090,889	23,953,685
Richard Sulpizio	341,936,442	7,148,637	2,089,403	23,953,685
Laura S. Unger	341,930,400	7,152,412	2,091,670	23,953,685
Arthur F. Weinbach	348,030,728	1,064,281	2,079,473	23,953,685
Renato (Ron) Zambonini	348,023,801	1,057,137	2,093,544	23,953,685

2. Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	370,901,476	2,139,666	2,087,025	0

3. Proposal 3 – Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	336,867,622	11,359,476	2,947,384	23,953,685

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	July 31, 2014	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, General Counsel (Acting) and Corporate Secretary